Exhibit 99.3

Dear Day One [Customer/Vendor/Supplier/Partner/Collaborator],

This morning we announced that we have entered into a definitive agreement to be acquired by Servier, an international pharmaceutical group with a growing oncology portfolio. You can read the announcement here. [link]

Servier is enthusiastic about the planned acquisition, and looks forward to integrating OJEMDA® and our pipeline as it continues to grow its portfolio. Servier has made incredible strides in cancer innovation and shares our aspirations to address real unmet needs by integrating the patient voice at every stage of the medicine life cycle.

There are no changes at this time in terms of your points of contact or contracts. Please continue your usual processes with us until you receive further notice. The acquisition is subject to customary closing conditions and approvals. Until closing, Day One and Servier will continue to operate independently.

We are committed to ensuring a smooth transition. Over the coming weeks, you will receive additional information on changes in process.

Thank you for your continued support and partnership.

Sincerely,

[INSERT]

Cautionary Notice Regarding Forward-Looking Statements

This communication contains forward-looking statements relating to the proposed acquisition of Day One by Servier. These forward-looking statements are not based on historical fact and include statements regarding the ability of Day One and Servier to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer (the “offer”) contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transaction, Day One and Servier’s beliefs and expectations and statements about the benefits sought to be achieved by Servier’s proposed acquisition of Day One, the potential effects of the acquisition on both Day One and Servier, and the possibility of any termination of the Merger Agreement. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to, future events and trends that Day One believes may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of Day One. There can be no guarantee that such expectations and projections will prove accurate in the future.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Day One’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated thereby may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on Day One’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability. Moreover, Day One operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although Day One believes that the expectations reflected in such forward-looking statements are reasonable, it cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of any developments and whether the conditions to the closing of the proposed acquisition are satisfied on the expected timetable or at all. Other risks that may affect the future results of Day One and Servier are identified in their respective filings with the Securities and Exchange Commission (the “SEC”) or other public disclosures. These forward-looking statements speak only as of the date they are made, and Day One and Servier undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Additional Information about the Acquisition and Where to Find It

The offer referenced in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Servier and the Purchaser will file with the SEC upon commencement of the offer. A solicitation and offer to buy outstanding shares of Day One will only be made pursuant to the tender offer materials that Servier and the Purchaser intend to file with the SEC. At the time the offer is commenced, Servier and the Purchaser will file with the SEC tender offer materials on Schedule TO, and Day One will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF DAY ONE ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF DAY ONE SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal) will be made available to all stockholders of Day One at no expense to them under the “Investor Resources” section of Day One’s website at https://ir.dayonebio.com/ or by email at investors@dayonebio.com , or by directing requests for such materials to the information agent for the offer, which will be named in the tender offer materials, and (once they become available) the tender offer materials as well as the Solicitation/Recommendation Statement will be mailed to the stockholders of Day One free of charge. Copies of the documents filed with the SEC by Day One will be available free of charge on Day One’s website, https://ir.dayonebio.com/, or by contacting Day One’s investor relations department at investors@dayonebio.com. The information contained in, or that can be accessed through, Day One’s website is not a part of or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Day One files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read any reports, statements, or other information filed by Servier or Day One with the SEC for free on the SEC’s website at www.sec.gov.